Exhibit 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        In connection with the Annual Report on Form 10-K of N1 Liquidating Trust (the “Company”) for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark Bernal, as Chief Executive Officer and President of the Company, hereby certifies, pursuant to 18 U.S.C. Section §1350, as adopted pursuant to Section §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Mark Bernal
Mark Bernal
Chief Executive Officer and President
Date:	March 30, 2020

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.